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Estate Assets                                                              Exhibit D
                                                                Rule 24 Reporting Requirement No. 4

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        Asset                Legal Selling         Closing    Gross Sales                  Asset Description
                            Entity/Entities         Date      Amount (US$)
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
Dumble-Crosby Real            Enron Corp.          4/14/2005         40,000    Four vacant lots (approximately 20,000
Estate                                                                         sq. ft.) located along Crosby Street,
                                                                               between Dumble Street and Madrid Street
                                                                               in Houston, Harris County, Texas.
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Spare Wind Transformer  Enron Wind Constructors    4/27/2005        150,000    One 138kv electrical transformer
                                  LLC                                          installed at the Indian Mesa site
                                                                               (previously sold).
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Caribbean Basin Power   Enron Caribbean Finance     5/4/2005      2,400,000    8.33% Limited Partnership interest in
Fund                             Ltd.                                          fund focused on Caribbean Basin power
                                                                               projects.
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Redback Networks              Enron Corp.           5/5/2005         26,778    4,936 common shares of Redback Networks,
Equity                                                                         Inc. (NASDAQ:  RBAK) obtained as a result
                                                                               of settlement with Redback regarding
                                                                               Enron's claim in Redback's Chapter 11
                                                                               bankruptcy filing.
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Nakornthai Strip Mill     Enron North America      5/19/2005      2,050,000    51,998,226 publicly-traded common shares
(NSM) Equity              Corp., ECT Thailand                                  of Nakornthai Strip Mill Public Company
                           Investments, Inc.                                   Ltd. (Thai Exchange:  NSM.BK) held as
                                                                               follows:  ECT Thailand Investments -
                                                                               41,086,844 common shares; Enron North
                                                                               America - 10,911,382 common shares.
                                                                               Liquidated full position for approximately
                                                                               $2.05 million gross, $1,993,136 net.
                                                                               NSM owns a partially-completed,
                                                                               thin-slab/flat-rolled steel mill located
                                                                               near Bangkok, Thailand.
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DLA Inventory           Enron Metal & Commodity    5/20/2005      2,537,933    Title to lead, zinc and cobalt inventory
                                 Corp.                                         held by United States Defense National
                                                                               Stockpile Center, United States Defense
                                                                               Logistics Agency ("DLA").
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Honduras Power         Enron Wind International    5/31/2005        400,000    75% ownership interest in Eoloectrica
                              Holding LLC                                      Zond de Honduras S.A. de C.V. (held by
                                                                               Enron Wind International Holding LLC)
                                                                               and all rights/title/interest in
                                                                               Honduras Power S.A. (held by Enron Wind
                                                                               Cayman Holding Honduras, Ltd.).
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Avici                    JJB-I Asset, L.L.C.,      6/16/2005      1,218,673    273,105 shares of Avici Systems, Inc.
                         JJB-II Asset, L.L.C.,                                 (NASDAQ:  AVCI) common stock held as
                         EBS Ventures, L.L.C.                                  follows:  JJB-I Asset LLC - 149,450
                                                                               shares, JJB-II Asset LLC - 83,333 shares,
                                                                               EBS Ventures LLC -40,322 shares.
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Cypress -                 Enron North America      6/30/2005         26,000    (1) Participation interest (16.67%) in
Thornwell/Lakeside AMI    Corp., ECTMI Trutta                                  the First Amended and Restated
                              Holdings LP                                      Participation and 3-D Exploration
                                                                               Agreement dated August 11, 1999 for the
                                                                               South Thornwell and Lakeside Project
                                                                               Areas; (2) an over-riding royalty
                                                                               interest in two wells within this area
                                                                               of mutual interest ("AMI"); and (3) a
                                                                               non-productive leasehold interest
                                                                               (16.67%) in certain depths in
                                                                               approximately 2,000 acres in this AMI.
                                                                               These are the last remaining interests
                                                                               that ENA holds in the Cypress Program.
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PGE Assets

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         Asset               Legal Selling         Closing    Gross Sales             Comments/Asset Description
                            Entity/Entities         Date      Amount (US$)
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Earth Advantage, Inc.      Portland General         5/3/2005  Contribution     Tangible assets including tenant
                           Electric Company                    of assets,      improvements and lighting displays at the
                                                                in-kind        Earth Advantage National Center;
                                                              services and     intangible assets including the Earth
                                                              cash valued      Advantage trademark, contracts, domain
                                                              at $1.32M to     name, website, marketing materials, etc;
                                                            a not-for-profit   in-kind services including IT and web
                                                              corporation.     support during a transition period of
                                                                               about 3 months.
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Prisma Assets

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         Asset               Legal Selling         Closing    Gross Sales             Comments/Asset Description
                            Entity/Entities         Date      Amount (US$)
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        Prisma had no asset sales transactions to report for the period of April 1, 2005 through June 30, 2005.
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